EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS AGREEMENT dated for reference May 11, 2009.

AMONG:

KEEWATIN WINDPOWER CORP., a corporation incorporated under the laws of the State of Nevada

(“Parent”)

AND

KEEWATIN WINDPOWER INC., a corporation incorporated under the laws of Saskatchewan

(“ExchangeCo”)

WHEREAS:

A.           Pursuant to a share exchange agreement (the “Share Exchange Agreement”) dated for reference May 11, 2009 by and among Parent, ExchangeCo, Sky Harvest Windpower Corp. (the “Company”) and all of the shareholders of the Company, ExchangeCo has agreed to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of the Company pursuant to the terms of the Share Exchange Agreement; and

B.           Pursuant to the Share Exchange Agreement, Parent and ExchangeCo have agreed to execute an exchangeable share support agreement substantially in the form of this Agreement.

THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1      Defined Terms

                    Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares attached as Schedule O to the Share Exchange Agreement, unless the context requires otherwise.

1.2      Interpretation Not Affected by Headings

                    The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or

“Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      Number, Gender

                    Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      Date for any Action

                    If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

ARTICLE 2
COVENANTS OF PARENT AND EXCHANGECO

2.1      Covenants Regarding Exchangeable Shares

                    So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will:

(a)

not declare or pay any dividends on the Parent Common Stock unless (i) ExchangeCo shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions and as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) on the Exchangeable Shares (an “Equivalent Dividend”) and (x) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend, or (ii) ExchangeCo shall (y) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) (an “Equivalent Stock Subdivision”), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)

advise ExchangeCo sufficiently in advance of the declaration by Parent of any dividend on Parent Common Stock and take all such other actions as are reasonably necessary, in cooperation with ExchangeCo, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Stock;

(c)	ensure that the record date for any dividend declared on Parent Common Stock is not less than 10 Business Days after the declaration date of such dividend;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions; and

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to perform its obligations arising upon the exercise by ExchangeCo of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

2.2      Segregation of Funds

                    Parent will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3      Reservation of Parent Common Stock

                    Parent hereby represents, warrants and covenants in favour of ExchangeCo that Parent has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Parent or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Stock, to enable and permit ExchangeCo to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and its respective obligations hereunder and under the Share Provisions.

2.4      Notification of Certain Events

                    In order to assist Parent to comply with its obligations hereunder and to permit ExchangeCo to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, ExchangeCo will notify Parent of each of the following events at the time set forth below:

(a)

in the event of any determination by the Board of Directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly, upon the earlier of receipt by ExchangeCo of notice of and ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)

as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Common Shares of the Company pursuant to the Share Exchange Agreement).

2.5      Delivery of Parent Common Stock to ExchangeCo

                    In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from ExchangeCo of any event that requires ExchangeCo to cause to be delivered Parent Common Stock to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered to ExchangeCo the requisite number of Parent Common Stock to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as ExchangeCo shall direct. All such Parent Common Stock shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Parent Common Share,

ExchangeCo shall issue to Parent, or as Parent shall direct, common shares of ExchangeCo having equivalent value.

2.6      Qualification of Parent Common Stock

                    Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause any Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Stock (or such other shares or securities) have been listed by Parent and remain listed and quoted or posted for trading.

2.7      Economic Equivalence

(a)	Parent will not without prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

(i)

issue or distribute Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to holders of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) in lieu of receiving cash dividends; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Stock entitling them to subscribe for or to purchase Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Stock (A) shares or securities of Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Stock), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of Parent or (D) assets of Parent, unless the economic equivalent (as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement.

(b)	Parent will not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

	(i)	subdivide, redivide or change the then outstanding Parent Common Stock into a greater number of Parent Common Stock; or

	(ii)	reduce, combine, consolidate or change the then outstanding Parent Common Stock into a lesser number of Parent Common Stock; or

	(iii)	reclassify or otherwise change Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Stock,

unless the same or an economically equivalent change (as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c)

Parent will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Parent (with contemporaneous notification thereof by Parent to ExchangeCo).

(d)

The Board of Directors of ExchangeCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) hereof and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of ExchangeCo to be relevant, be considered by the Board of Directors of ExchangeCo:

	(i)	in the case of any stock dividend or other distribution payable in Parent Common Stock, the number of such shares issued in proportion to the number of Parent Common Stock previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Stock (or securities exercisable or exchangeable for or convertible into or carrying rights to acquire Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of a Parent Common Share;

(iii)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of a Parent Common Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Parent Common Stock into a greater number of Parent Common Stock or the reduction, combination, consolidation or change of the then outstanding Parent Common Stock into a lesser number of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting Parent Common Stock, the effect thereof upon the then outstanding Parent Common Stock; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of ExchangeCo the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of ExchangeCo, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors of ExchangeCo shall be conclusive and binding on Parent.

(e)

ExchangeCo agrees that, to the extent required, upon due notice from Parent, ExchangeCo will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Parent Common Stock and Exchangeable Shares as provided for in this Section 2.7.

2.8      Tender Offers

                    In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction for the purpose of acquiring the Parent Common Stock (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent, and the Exchangeable Shares are not redeemed by ExchangeCo pursuant to the Redemption Call Right, Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem Exchangeable Shares, as applicable, in the event of a Parent Control Transaction.

2.9      Ownership of Outstanding Shares

                    Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, Parent covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of ExchangeCo.

2.10      Parent and Affiliates Not to Vote Exchangeable Shares

                    Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Canada Business Corporations Act (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11      Rule 10b-18 Purchases

                    For certainty, nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 2.8 hereof, shall limit the ability of Parent or ExchangeCo to make a “Rule 10b-18 Purchase” of Parent Common Stock pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

ARTICLE 3
PARENT SUCCESSORS

3.1      Certain Requirements in Respect of Combination, etc.

                    Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)

such other person or continuing corporation (the “Parent Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2      Vesting of Powers in Successor

                    Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3      Wholly-Owned Subsidiaries

                    Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up,

liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

4.1      Term

                    This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than Parent and any of its Affiliates.

4.2      Changes In Capital of Parent and ExchangeCo

                    At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Parent Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3      Severability

                    If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4      Amendments, Modifications

                    This Agreement may not be amended or modified except by an agreement in writing executed by ExchangeCo and Parent and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Share Provisions.

4.5      Ministerial Amendments

                    Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties provided that the Board of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of ExchangeCo and Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)

making such changes or corrections which, on the advice of counsel to ExchangeCo and Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6      Meeting to Consider Amendments

                    ExchangeCo, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of ExchangeCo, the Share Provisions and all applicable laws.

4.7      Amendments Only in Writing

                    No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8      Enurement

                    This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9      Notices to Parties

                    All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received (a) upon receipt when delivered by hand or (b) two business days after being sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or facsimile telephone number set forth beneath the name of such party below:

(a)	If to Exchangeco:

Suite #617 – 666 Burrard Street, Vancouver, British Columbia, V6C 3P6

Attention: William Iny Facsimile: (604) 601-2070

(b)	If to Parent:

Suite #617 – 666 Burrard Street, Vancouver, British Columbia, V6C 3P6

Attention: Chris Craddock Facsimile: (604) 601-2070

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia, Canada
V6C 3H1

Attention:       Bernard Pinsky
Telephone:     (604) 643-3153
Facsimile:        (604) 687-6314

4.10      Counterparts

                    This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11      Jurisdiction

                    This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.12      Fax Delivery

                    This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

4.13      Attornment

                    Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding and hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KEEWATIN WINDPOWER CORP.

Per:	/s/ Chris Craddock
Name:	Chris Craddock
Title:	President

KEEWATIN WINDPOWER INC.

Per:	/s/ Chris Craddock
Name:	Chris Craddock
Title:	President